Exhibit 3.1(i)

DATE: 12/09/2016	DOCUMENT ID 201634400748	DESCRIPTION AMENDMENT TO ARTICLES (AMD)	FILING 50.00	EXPED 300.00	PENALTY .00	CERT .00	COPY .00

Receipt

This is not a bill. Please do not remit payment.

SQUIRES PATTON BOGGS (US) LLP

GENENIA BELLNER

41 S. HIGH ST., SUITE 2000

COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jon Husted

1276

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

DIEBOLD NIXDORF, INCORPORATED

and, that said business records show the filing and recording of:

Document(s): AMENDMENT TO ARTICLES	Document No(s): 201634400748

Effective Date: 12/09/2016

United States of America State of Ohio Office of the Secretary of State	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 9th day of December, A.D. 2016. Ohio Secretary of State

Form 540 Prescribed by: JON HUSTED Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: (877) SOS-FILE (767-3453) www.OhioSecretaryofState.gov Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:

Regular Filing (non-expedite)

P.O. Box 1329

Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).

P.O. Box 1390

Columbus, OH 43216

Certificate of Amendment (For-Profit, Domestic Corporation) Filing Fee: $50

Check appropriate box:

☒	Amendment to existing Articles of Incorporation (125-AMDS)

☐	Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:
Name of Corporation	Diebold, Incorporated

Charter Number	1276

Check one box below and provide information as required:

☐

The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☒	The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.)	1701.70(B)(6)

☐ The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71.

☐ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540	Page 1 of 2	Last Revised: 4/17/2014

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required

Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box.

If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box.

Signature

By (if applicable)
Mary M. Swann
Print Name

Signature

By (if applicable)

Print Name

Form 540	Page 2 of 2	Last Revised: 4/17/2014

CHANGE OF CORPORATION NAME

WHEREAS, the Board deems it advisable and in the best interests of the Corporation and its shareholders to amend, subject to and contingent upon the consummation of the Tender Offer, Article FIRST of the Corporation’s Amended and Restated Articles of Incorporation in accordance with Section 1701.70 of the Ohio Revised Code to read in its entirety as follows (such amendment, the “Name Change”):

“FIRST: The name of the Corporation is Diebold Nixdorf, Incorporated.”

NOW, THEREFORE, BE IT RESOLVED, that the Board approves and declares advisable the Name Change, subject to and contingent upon the consummation of the Tender Offer, and authorizes and directs each Authorized Officer, subject to and contingent upon the consummation of the Tender Offer, to take any and all action necessary to effectuate the Name Change, including the filing of a duly executed certificate of amendment to the Corporation’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of Ohio in accordance with the provisions of the Ohio Revised Code.